                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 2-74613 on Form S-16 and No. 33-66474 on Form S-8 of EnergySouth, Inc. (the "Company"), as successor to Mobile Gas Service Corporation, and No. 333-02271 on Form S-3 of the Company, of our report dated November 2, 2000 (December 20, 2000 as to Note 10), appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2000.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 29, 2000